UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/22/2007

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

UTAH	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 22, 2007, Raser Technologies, Inc. (the "Company"), entered into a twelve-month Advisory Agreement (the "Agreement") with Objective Equity LLC ("OE"), whereby OE will provide certain non-exclusive advisory services including general corporate finance, advisory, merger and acquisition and business development services. The twelve-month period of the Agreement commenced on October 31, 2006 and is renewable for twelve additional months unless terminated in writing by the Company.

For merger and acquisition services, the Company agreed to pay like-kind compensation at the closing of a pre-approved target company based upon a pre-determined formula per transaction and, in certain circumstances, a cash bonus of $100,000 upon successful closing of a merger and acquisition transaction.

For corporate financial and advisory services, the Company agreed to issue to OE 150,000 shares of restricted stock upon approval of the Agreement by the Board of Directors of the Company and 50,000 shares of restricted stock to be issued on September 1, 2007. Such shares will have piggy-back registration rights. Additionally, OE will receive a maximum cash placement fee of 5% of the total purchase price of the Company's securities sold in an equity placement.   The fee may be reduced to 4% based upon certain conditions. On each closing date for equity placements only, OE shall receive 10% of the total number of warrants issued to an investor in such equity placement at the transaction's warrant exercise price. The warrants shall expire after three years.

The above stated fees and like-kind compensation shall be payable to OE during the term of the Agreement and with respect to all financing, business development or merger and acquisition transactions that occur within 18 months after the termination of the Agreement.

For general business development services, the Company agreed to negotiate in good faith, a compensation schedule on a case-by-case basis.

Item 2.02.    Results of Operations and Financial Condition

On March 22, 2007, the Company issued a press release announcing its audited financial results for the fiscal year ended December 31, 2006. The full text of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 3.02.    Unregistered Sales of Equity Securities

The information provided in Item 1.01 above is incorporated herein by reference. The shares of common stock of the Company were issued in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 8.01.    Other Events

On March 19, 2007, the Company received payment in full for the outstanding principal and accrued interest balance of the promissory note receivable from Amp Resources totaling $6,091,112. The payment comprises the principal balance of $5,547,552 and accrued interest through March 19, 2007 of $543,560.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                  Description
99.1                 Press Release dated March 22, 2007 reporting fiscal year ended December 31, 2006 audited earnings.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: March 22, 2007	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1